Exhibit 99.1

Fresh2 Group Limited Announces Plan to Implement ADS Ratio Change

New York, NY, June 24, 2024 (GLOBE NEWSWIRE) -- Fresh2 Group Ltd. (NASDAQ: FRES) (“Fresh2” or “the Company”), a B2B e-commerce and supply chain management company within the restaurant and food industry, today announced that it plans to change the ratio of its American depositary shares (“ADSs”) to its Class A ordinary shares from one (1) ADS representing twenty (20) Class A ordinary shares to one (1) ADS representing two hundred (200) Class A ordinary shares (the “ADS Ratio Change”). The ADS Ratio Change is expected to become effective on or about July 10, 2024 (the “Effective Date”).

For the Company’s ADS holders, the ADS Ratio Change will have the same effect as a one-for-ten reverse ADS split. There will be no change to the Company’s Class A ordinary shares. On the Effective Date, registered holders of the Company’s ADSs held in certificated form will be required on a mandatory basis to surrender their certificated ADSs to Citibank, N.A., the depositary bank (the “Depositary”), for cancellation and will receive one (1) new ADS in exchange for every ten (10) existing ADSs surrendered. Holders of uncertificated ADSs in the Direct Registration System (DRS) and The Depository Trust Company (DTC) will have their ADSs automatically exchanged and need not take any action. The exchange of every ten (10) then-held (existing) ADSs for one (1) new ADS will occur automatically at the Effective Date, with the then-held ADSs being cancelled and new ADSs being issued by the Depositary. The Company’s ADSs will continue to be traded on The Nasdaq Capital Market under the ticker symbol “FRES.”

No fractional new ADSs will be issued in connection with the ADS Ratio Change. Instead, fractional entitlements to new ADSs will be aggregated and sold by the Depositary and the net cash proceeds from the sale of the fractional ADS entitlements (after deduction of fees, taxes and expenses) will be distributed to the applicable ADS holders by the Depositary.

As a result of the ADS Ratio Change, the ADS price is expected to increase proportionally, although the Company can give no assurance that the ADS price after the ADS Ratio Change will be equal to or greater than twenty times the ADS price before the change.

About Fresh2 Group Limited

Fresh2 Group Limited is engaged in the business-to-business e-commerce and supply chain sectors. Committed to helping restaurants lower procurement costs and improve efficiency, Fresh2 utilizes an advanced supply chain management system. By applying strategic digital technologies and innovative business models, Fresh2 is driving the online transformation of the restaurant supply industry. Fresh2 aims to refine restaurant operations, adding significant value to the food industry, and building a global network of restaurateurs in the digital age. For more information, visit: https://fresh2.co/investors.

For investor and media inquiries, please contact:

Xiaoyu Li

Phone: +1- 917 397 6890

Email: fayeli@fresh2.co

Safe Harbor Statement

This announcement contains forward-looking statements as defined under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, formulated in accordance with the ’safe harbor’ provisions of the Private Securities Litigation Reform Act of 1995. These statements, reflecting the Company’s projections about its future financial and operational performance, employ terms like ’believes,’ ‘estimates,’ ‘anticipates,’ ‘expects,’ ‘plans,’ ‘projects,’ ‘intends,’ ‘potential,’ ‘target,’ ‘aim,’ ‘predict,’ ‘outlook,’ ’seek,’ ‘goal,’ ‘objective,’ ‘assume,’ ‘contemplate,’ ‘continue,’ ‘positioned,’ ‘forecast,’ ‘likely,’ ‘may,’ ‘could,’ ‘might,’ ‘will,’ ’should,’ ‘approximately,’ and similar expressions to convey the uncertainty of future events or outcomes. These forward-looking statements are based on the Company’s current expectations, assumptions, and projections, involving judgments about future economic conditions, competitive landscapes, market dynamics, and business decisions, many of which are inherently challenging to predict accurately and are largely beyond the Company’s control. Additionally, these statements are subject to a multitude of known and unknown risks, uncertainties, and other variables that could significantly diverge the Company’s actual results from those depicted in any forward-looking statement. These factors include, but are not limited to, varying economic conditions, competitive pressures, and regulatory changes. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.